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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(D) of
                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): MARCH 1, 2000
                                                           -------------




                               WHITTMAN-HART, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



           DELAWARE                   0-28166                    36-3797833
 ----------------------------      ------------              ------------------
 (State or Other Jurisdiction       (Commission                (IRS Employer
       of incorporation)            File Number)             Identification No.



311 SOUTH WACKER DRIVE, SUITE 3500, CHICAGO, ILLINOIS            60606-6618
-----------------------------------------------------            ----------
      (Address of Principal Executive Offices)                   (Zip Code)


        Registrant's telephone number, including area code (312) 922-9200
                                                           --------------


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

(a) Pursuant to a merger agreement dated as of December 12, 1999 by and among Whittman-Hart, Inc., a Delaware corporation (the "Parent"), Uniwhale, Inc., a Delaware corporation, wholly-owned by the Parent ("Merger Sub"), and USWeb Corporation, a Delaware corporation (the "Company"), Merger Sub has merged with and into the Company (the "Merger"). Pursuant to the Merger, each outstanding share of common stock of the Company was converted into
     0.865 of one share of common stock, par value $0.001 per share, of Parent (the "Exchange Ratio") at the effective time of the Merger which occurred on March 1, 1999. The Exchange Ratio was the result of arm's length negotiations between the Parent and the Company.

     Other information required by this Item is included in Parent's Registration Statement on Form S-4 Registration Statement No. (333-94565), as amended, and Parent's Current Report on Form 8-K filed on January 28, 2000, as amended on March 13, 2000 and is omitted from this report pursuant to General Instruction B.3 to Form 8-K.

ITEM 5.           OTHER EVENTS

     On March 1, 2000, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing its acquisition of USWeb Corporation. The information contained in this press release is incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

     (c)          Exhibits

                  99.1       Press Release of Registrant dated March 1, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             WHITTMAN-HART, INC.


Dated:  March 13, 2000
                                             By:  /s/ Bert B. Young
                                                 ------------------------------
                                                 Bert B. Young
                                                 Chief Financial Officer and
                                                 Treasurer


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